CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Global Trust of our report dated September 23, 2021, relating to the financial statements and financial highlights, which appears in Franklin International Growth Fund and Franklin International Small Cap Fund’s Annual Report on Form N-CSR for the year ended July 31, 2021. We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

November 23, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Templeton Emerging Market Debt Opportunities Fund of our report dated September 23, 2021, relating to the financial statements and financial highlights, which appears in Franklin Templeton Emerging Market Debt Opportunities Fund’s Annual Report on Form N-CSR for the year ended July 31, 2021. We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

November 23, 2021